                          UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549


                            FORM 8-K/A
                        (Amendment No. 1)

                          CURRENT REPORT


   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) May 22, 1998




                  WASTE SYSTEMS INTERNATIONAL, INC.
       (Exact name of registrant as specified in its charter)




        Delaware                                        95-4203626
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation or organization)

                               0-25998
                       (Commission File Number)

   420 Bedford Street, Suite 300
     Lexington, Massachusetts                             02173
(Address of principal executive offices)                (zip code)



                         (781) 862-3000 Phone
                          (781) 862-2929 Fax
           (Registrant's telephone number, including area code)



               This document contains a total of 3 pages.

Item 7 of the Form 8-K filed with the Securities and Exchange Commission on June 5, 1998 is hereby amended and restated in full by adding the following:

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

               Exhibit 10.1 Stock Purchase Agreement dated March 3, 1998 between WSI Pennsylvania Holdings, Inc. as Purchaser, Waste Systems International, Inc. as Guarantor and Bestin H.S.A., Jacques Khordara and Harry K. Benjamin as Sellers of the Stock of Eagle Recycling, Inc. and Horvath Sanitation, Inc.

Exhibit Index

Exhibit No.                Description
-----------                -----------

Exhibit 10.1 Stock Purchase Agreement dated March 3, 1998 between WSI Pennsylvania Holdings,Inc. as Purchaser, Waste Systems International, Inc. as Guarantor and Bestin H.S.A., Jacques Khordara and Harry K. Benjamin as Sellers of the Stock of Eagle Recycling, Inc. and Horvath Sanitation, Inc.

SIGNATURES

         Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                        WASTE SYSTEMS INTERNATIONAL, INC.


                  Date: June 12, 1998        By: /s/ Philip Strauss
                        -------------          --------------------------------
                                               Philip Strauss
                                               Chairman, Chief Executive Officer
                                               and President(Principal Executive
                                               Officer)



                  Date: June 12, 1998        By: /s/ Robert Rivkin
                        ------------           --------------------------------
                                               Robert Rivkin
                                               Executive Vice President -
                                               Acquisitions, Chief Financial
                                               Officer, Treasurer and Secretary
                                               (Principal Financial and
                                               Accounting Officer)

Exhibit 10.1



                        STOCK PURCHASE AGREEMENT



                               Dated as of

                              March 3, 1998

                                 Between

                WSI Pennsylvania Holdings, Inc., as Purchaser
                Waste Systems International Inc., as Guarantor

                                   and

             Bestin H.S.A., Jacques Khodara and Harry K. Benjamin,
                                as Sellers

                              of the Stock of
              Eagle Recycling, Inc. and Horvath Sanitation, Inc.

                              TABLE OF CONTENTS


                                                                            Page
ARTICLE 1 PURCHASE AND SALE OF STOCK.........................................  1

     1.1  Purchase and Sale of Stock.........................................  1
     1.2  Calculation of Purchase Price......................................  2
     1.3  Estimated Purchase Price...........................................  3
     1.4  Payment of Purchase Price..........................................  3
     1.5  Purchase Price Determination and Payment...........................  5
     1.6  Closing............................................................  6
     1.7  Stockholders Representative........................................  6

ARTICLE 2 SEVERAL REPRESENTATIONS AND WARRANTIES
          OF THE STOCKHOLDERS................................................  6

     2.1  Ownership of Stock.................................................  6
     2.2  Existence and Good Standing........................................  7
     2.3  Capital Stock......................................................  7
     2.4  Subsidiaries and Investments.......................................  8
     2.5  Financial Statements and No Material Changes.......................  8
     2.6  Books and Records..................................................  9
     2.7  Title to Properties................................................  9
     2.8  Real Property......................................................  9
     2.9  Leases............................................................. 12
     2.10 Material Contracts................................................. 12
     2.11 Litigation......................................................... 14
     2.12 Taxes.............................................................. 14
     2.13 No Other Representations........................................... 15
     2.14 Broker's or Finder's Fees.......................................... 16

ARTICLE 3 REPRESENTATIONS AND WARRANTIES
          OF THE OPERATING STOCKHOLDER....................................... 16

     3.1  Personal Property.................................................. 16
     3.2  Inventory.......................................................... 16
     3.3  Condition and Sufficiency of Assets................................ 16
     3.4  Liabilities........................................................ 17
     3.5  Insurance.......................................................... 17
     3.6  Intellectual Properties............................................ 17
     3.7  Compliance with Laws............................................... 18
     3.8  Accounts Receivable................................................ 18
     3.9  Employment Relations............................................... 19
     3.10 Employee Benefit Plans............................................. 19
     3.11 Environmental Laws and Regulations................................. 22
     3.12 Interests in Clients, Suppliers, Etc............................... 23
     3.13 Bank Accounts, Powers of Attorney and Employees.................... 23
     3.14 No Changes Since Balance Sheet Date................................ 24
     3.15 Customers and Suppliers............................................ 25
     3.16 Government Contracts............................................... 25
     3.17 Additional Information............................................. 25

                                                                            Page
ARTICLE 4 REPRESENTATIONS OF THE PURCHASER
          AND THE GUARANTOR.................................................. 26

     4.1  Existence and Good Standing;
          Power and Authority................................................ 26
     4.2  Restrictive Documents.............................................. 26
     4.3  Purchase for Investment............................................ 26
     4.4  Broker's or Finder's Fees.......................................... 27
     4.5  Investigation...................................................... 27

ARTICLE 5 CONDUCT OF BUSINESS; EXCLUSIVE
          DEALING; REVIEW; CONFIDENTIALITY................................... 27

     5.1  Conduct of Business Pending Closing................................ 27
     5.2  Prohibited Activities.............................................. 28
     5.3  Exclusive Dealing.................................................. 30
     5.4  Access and Cooperation; Due Diligence.............................. 30
     5.5  Confidentiality.................................................... 31
     5.6  Amendment of Schedules............................................. 31

ARTICLE 6 CONDITIONS TO THE PURCHASER'S OBLIGATIONS.......................... 32

     6.1  Opinion of Counsel for Eagle, the Company
          and the Stockholders............................................... 32
     6.2  Good Standing and Other Certificates............................... 32
     6.3  No Material Adverse Change......................................... 32
     6.4  Truth of Representations and Warranties............................ 32
     6.5  Performance of Agreements.......................................... 33
     6.6  No Litigation Threatened........................................... 33
     6.7  Employment Agreement............................................... 33
     6.8  Approvals.......................................................... 33
     6.9  Proceedings........................................................ 33
     6.10 Deliveries......................................................... 33
     6.11 Further Assistance................................................. 34

ARTICLE 7 CONDITIONS TO THE STOCKHOLDERS' OBLIGATIONS........................ 34

     7.1  Opinion of the Purchaser's Counsel................................. 34
     7.2  Truth of Representations and Warranties............................ 34
     7.3  Governmental Approvals............................................. 35
     7.4  Performance of Agreements.......................................... 35
     7.5  Guaranty........................................................... 35
     7.6  Proceedings........................................................ 35
     7.7  Deliveries......................................................... 35

ARTICLE 8 COVENANTS OF THE STOCKHOLDERS...................................... 35

     8.1  Non-Competition; Non-Interference.................................. 35
     8.2  Termination of Stockholders' Agreements............................ 37

ARTICLE 9 COVENANTS OF THE PURCHASER......................................... 37

     9.1  Indemnification.................................................... 37
     9.2  Employee Benefits.................................................. 37
     9.3  Offer of Employment................................................ 37
     9.4  Conduct of Business Post Closing................................... 37
     9.5  Prohibited Activities.............................................. 38

ARTICLE 10 SURVIVAL OF REPRESENTATIONS;
           INDEMNITY; SET-OFF................................................ 38

     10.1 Survival of Representations........................................ 38
     10.2 Indemnification by the Stockholders................................ 38
     10.3 Indemnification by the Purchaser................................... 39
     10.4 Threshold; Limitations............................................. 39
     10.5 Time Limits; Notice and Payment of Claims.......................... 40
     10.6 Matters Involving Third Parties.................................... 41
     10.7 Remedies Exclusive................................................. 42

ARTICLE 11 TAX MATTERS....................................................... 42

     11.1 Taxes.............................................................. 42

ARTICLE 12 TRANSACTIONS SUBSEQUENT HERETO.................................... 45

     12.1 Preservation of Books and Records.................................. 45
     12.2 Cooperation in Litigation.......................................... 45

ARTICLE 13 MISCELLANEOUS..................................................... 46

     13.1  Knowledge of Stockholders; Materiality; Disclosure................ 46
     13.2  Expenses.......................................................... 46
     13.3  Governing Law..................................................... 46
     13.4  Jurisdiction; Agents for Service of
           Process; Legal Fees................................................46
     13.5  Captions.......................................................... 46
     13.6  Publicity......................................................... 46
     13.7  Notices........................................................... 47
     13.8  Assignment; Parties in Interest................................... 47
     13.9  Counterparts...................................................... 47
     13.10 Entire Agreement.................................................. 47
     13.11 Amendments........................................................ 47
     13.12 Severability...................................................... 47
     13.13 Third Party Beneficiaries......................................... 48
     13.14 Termination of Agreement.......................................... 48
     13.15 Context of Words.................................................. 48

Signatures................................................................... 49

                          STOCK PURCHASE AGREEMENT




         STOCK PURCHASE AGREEMENT ("this Agreement") dated as of March 3, 1998 by and among WSI Pennsylvania Holdings, Inc., a Delaware corporation (the "Purchaser"), Waste Systems International Inc., a Delaware corporation (the
"Guarantor"), Bestin H.S.A. ("Bestin") and Jacques Khodara ("Khodara"), as shareholders of Eagle Recycling Inc., a Pennsylvania corporation ("Eagle") and Harry K. Benjamin ("Benjamin") (with Khodara and Benjamin sometimes referred to as the "Operating Stockholders" and with Bestin, Benjamin and Khodara sometimes referred to as the "Stockholders").

                            W I T N E S S E T H:

         WHEREAS, Bestin and Khodara collectively own 100 shares of the common stock, no par value, of Eagle, and Eagle and Benjamin collectively own 100 shares of the common stock, no par value of Horvath Sanitation, Inc., a Pennsylvania corporation (the "Company"), which in the aggregate constitute all of the issued and outstanding shares of the capital stock of the Company and Eagle, respectively (collectively, the "Stock"); and

         WHEREAS, the Company is engaged in the waste hauling business (the "Business"); and

         WHEREAS, the Operating Stockholders have been running the Business on a day-to-day basis since its inception; and

         WHEREAS, the Stockholders desire to sell, and the Purchaser desires to purchase all of the Stock pursuant to this Agreement; and

         WHEREAS, the Stockholders require the guarantee of the Guarantor and the Guarantor is willing to provide a Guaranty in the form of Exhibit 1;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Purchaser and the Stockholders agree as follows:

                               ARTICLE 1
                       PURCHASE AND SALE OF STOCK

         1.1 Purchase and Sale of Stock. Subject to the terms and conditions herein stated, the Stockholders agree to sell, assign, transfer and deliver to the Purchaser on the Closing Date (as hereinafter defined), and the Purchaser agrees to purchase from each Stockholder on the Closing Date, the number of shares of Stock of Eagle and the Company, as the case may be, set forth opposite the name of such Stockholder on Exhibit 2 hereto. The certificates representing the Stock shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by the Stockholder transferring the same with signatures guaranteed by a domestic commercial bank or trust company (the "Stock Certificates"). The Purchaser shall be responsible for any transfer tax or revenue stamps required by the Commonwealth of Pennsylvania.

         1.2 Calculation of Purchase Price. At the Closing (as hereinafter defined), each Stockholder shall sell and deliver to the Purchaser, and the Purchaser shall purchase, all of the Stock held by each such Stockholder, as set forth on Exhibit 2 for an aggregate purchase price (the "Purchase Price") equal to the sum of:

(a) the product obtained by multiplying 29 by the Company's average monthly Gross Operating Revenue (defined as gross billings for sales of products and services for the first three full calendar months after the Closing to customers of the Company at or prior to Closing or to customers which have been solicited by the Company prior to Closing or otherwise identified on Schedule 1.2) (the "Determination Period"); provided, however, that, subject to the provisions of
Section 1.5 II (i) for purposes of the calculation of the Purchase Price, the average monthly Gross Operating Revenue shall be $720,000 subject to adjustment as hereinafter provided (the "Purchase Price Revenue Amount") and (ii) the Determination Period may be extended by the Stockholders Representative, on written notice to the Purchaser, on a month by month basis, for a maximum of five (5) additional months, until such time that the Company's average monthly Gross Operating Revenue for the original Determination Period, or any Determination Period previously extended, is equal to $720,000; provided, however, that on or before April 15, 1998, the Stockholders may deliver to the Purchaser a proposed final determination of the Purchase Price Revenue Amount which may exceed $720,000. In such event, subject to the provisions of Section
1.5 II (A) if the Purchaser agrees with such recalculation, such higher amount shall be deemed the Purchase Price Revenue Amount for all purposes of this Agreement; and (B) if the Purchaser disputes such recalculation, $720,000 shall be deemed the Purchase Price Revenue Amount until such time as the Actual Revenue Amount is determined pursuant to the mechanism set forth in Section
1.5 I hereof; plus

(b) the appraised fair market value of the Real Estate (determined as it is currently zoned and used) and the appraised used wholesale value of the
Equipment whose value will not be less than ninety percent (90%) of the book value of the Equipment (defined as the list of equipment set forth on Exhibit 3 hereto, which Exhibit shall include, without limitation, all trucks and containers owned by the Company) set forth on the Closing Balance Sheet (as such term is hereinafter defined), such appraised values to be determined at or prior to Closing by the independent appraiser chosen by the Stockholders Representative and the Purchaser acting in good faith; plus

(c) Eighty percent (80%) of the gross value of the Company's Accounts Receivable (defined as all accounts receivable of the Company as set out in the Closing Balance Sheet (as such term is hereinafter defined)); plus

(d) the value of all recyclables on hand at the Closing, as determined by the Accountant(as hereinafter defined), based on the most recent sales prices for such recyclables; minus

(e) all liabilities of the Company as shown in the Closing Balance Sheet which shall survive the Closing.

         1.3 Estimated Purchase Price. Two business days prior to the Closing Date, Harry K. Sickler Associates, the independent certified public accountant now employed by the Company (the "Accountant") shall deliver a balance sheet of the Company as of the last day of the month prior to the Closing Date (the "Closing Balance Sheet") and the statement of income for the month then ended (the "Closing Income Statement"), which may include, on a proforma basis, the full month's income and expense of any company acquired during such month. The Purchaser shall have the right to examine the books and records of the Company relating to the Closing Balance Sheet and Closing Income Statement prior to the Closing. The parties hereto agree that, subject to the provisions of Section 1.5 II, the estimated purchase price revenue amount (the "Estimated Purchase Price Revenue Amount") shall equal the product of $720,000 multiplied by 29. For purposes of this Agreement, the Estimated Purchase Price shall be equal to the sum of the Estimated Purchase Price Revenue Amount plus the amounts set out in Sections 1.2(b), (c) and (d) less the amount set forth in Section 1.2(e).

         1.4 Payment of Purchase Price. The Purchase Price shall be paid to the Stockholders in accordance with their respective net ownership percentages set forth on Exhibit 1 hereto (the "Ownership Percentages") and shall be payable as follows:

         (a) The Purchaser shall pay a deposit (the "Deposit") to the Stockholders in the following manner:

                  (i) On the date of the execution of this Agreement, the Purchaser shall (A) pay $100,000 to the Stockholders in accordance with their respective Ownership Percentages, which payment shall be absolutely non-refundable under any and all circumstances and (B) remit $120,000 to Faust, Rabbach and Oppenheim, LLP (the "Escrow Agent") to be held in escrow by the Escrow Agent pursuant to an escrow agreement in the form Exhibit 4 hereto (the "Escrow Agreement").

                  (ii) Subject to the provisions of Section 5.4(b)
                  of  this   Agreement, the  Purchaser may  notify  the
                  Stockholders in writing on or before noon on March 23, 1998 (time being of the essence) that it wishes to terminate this Agreement. In the event that Purchaser so notifies the Stockholders that it wishes to terminate this Agreement then the terms and provisions of this Agreement shall be deemed terminated and the obligations of the parties hereunder shall be cancelled. If no such notice is given on or before noon on March 23, 1998, then two (2) business days after notice from the Stockholders Representative of the Stockholders' election to close on the basis of monthly Gross Operating Revenue of either $720,000 (or more) or $650,000 (in which case the provisions of Section 1.5 II shall apply) the Purchaser shall pay an additional $2,180,000(or $2,000,000 if the Stockholders' election is to close on the basis of monthly Gross Operating Revenue of $650,000) to the Escrow Agent, to be held by it pursuant to the Excrow Agreement (time being of the essence).

         (b) The remainder of the Estimated Purchase Price shall be paid at Closing in the following manner:

                  (i) ninety percent (90%) of the Estimated Purchase Price, minus the deposit shall be paid to the Stockholders in cash by official bank checks, cashier's checks, or, at the option of the Stockholders, wire transfers in the respective amounts and to the bank accounts designated by each of them on the Closing Date; and

                  (ii) ten percent (10%) of the Estimated Purchase Price (which, together with any interest earned thereon is referred to as the "Holdback Amount") shall be paid into an interest bearing account held by the Escrow Agent pursuant to the Escrow Agreement.

         (c) The Purchase Price shall be determined and the balance of the Purchase Price shall be paid, in accordance with the provisions of
         Section 1.5 below.

         (d) Notwithstanding the foregoing, in the event that the Closing does not occur because of the willful breach of the provisions of this Agreement by any of the Stockholders, the Escrow Agent shall return all amounts then held in escrow under this Agreement to the Purchaser.

         1.5 Purchase Price Determination and Payment. I (a) On or before the fifteenth (15th) day of the fourth full month after the Closing and on or before the tenth (10th) day of the month following each extension of the Determination Period, if any, KPMG Peat Marwick LLP shall deliver a special report (the "Audit Report") to the Purchaser and each of the Stockholders. The Audit Report shall set forth the average monthly Gross Operating Revenues for the Determination Period (including any extensions thereof) which shall include, without limitation, the value of recycling material produced during each month regardless of whether or not such material has been sold (the "Actual Revenue Amount"). Unless the Purchaser or the Stockholders Representative notifies the other party within fifteen (15) days after receipt of the Audit Report that he or it objects to the computation of the Actual Revenue Amount set forth therein, the Audit Report shall be non-appealable, binding and conclusive on the Purchaser and the Stockholders. The Stockholders Representative and the Purchaser and their respective attorneys, accountants and agents shall have access to the books and accounts of the Company as may be necessary to verify such computation as well as the books, accounts and work papers of the accountants preparing the Audit Report. In the event of an objection to such computation, the Actual Revenue Amount shall be determined by agreement of the Purchaser and the Stockholders Representative working together in good faith; provided, however, that if the Purchaser and the Stockholders Representative are unable to reach agreement within ten (10) days after such notification, the determination of such amount shall be submitted to the American Arbitration Association in New York, New York in accordance with its commercial rules before a panel of three arbitrators, consisting of one selected by the Purchaser, one selected by the Stockholders Representative, and the third selected by the American Arbitration Association. The determination of such panel shall be non-appealable, binding and conclusive on the Purchaser and the Stockholders.

         (b) Pursuant to the Escrow Agreement, the Escrow Agent shall distribute the Holdback Amount within five (5) days of the final determination of the Actual Revenue Amount as determined above (the "Release Date").

                  (i) If the Purchase Price is equal to the Estimated Purchase Price, then on the Release Date, the Escrow Agent shall deliver the Holdback Amount to the Stockholders.

                  (ii) If the Purchase Price is less than the Estimated Purchase Price, on the Release Date the Escrow Agent shall deliver (a) to the Purchaser all or that portion of the Holdback Amount as shall equal such shortfall; and (b) to the Stockholders, the balance, if any, of the Holdback Amount. In no event shall the Stockholders be obligated to the Purchaser for more than the

                  Holdback Amount if the Actual Revenue Amount is less than the Estimated Revenue Amount.

                  (iii) If the Purchase Price is more than the Estimated Purchase Price pursuant to Section 1.2(a)(B), then the Escrow Agent shall deliver the Holdback Amount to the Stockholders and the Purchaser shall pay the balance to the Stockholders in immediately available funds.

         Distribution and payments, if any, to the Stockholders and/or the Purchaser pursuant to this Section 1.5(b) shall be made by official bank checks, cashier's checks or at the option of each of the Stockholders and/or the Purchaser, wire transfer(s) to bank accounts designated by each of them on the date of the signing of this Agreement.

         1.5 II Anything herein to the contrary, notwithstanding if or before April 15, 1998 the Stockholders' Representative does not confirm to the Purchaser, in writing, that the Company has monthly Gross Operating Revenue in excess of $720,000 (which may include, for this purpose, the full anticipated monthly Gross Operating Revenues of companies acquired and owned in April,
1998), then the Purchase Price Revenue Amount to be used at Closing shall be $650,000 but for the purposes of determining the final Purchase Price Revenue Amount determined in accordance with Section 1.5 I, the Purchase Price Revenue Amount shall be adjusted if, but only if, and only to the extent that the monthly Gross Operating Revenue for the Determination Period (including any extensions thereof) is less than $600,000.

         1.6 Closing. Subject to the provisions of Section 5.4(b) of this Agreement, the Closing of the sale of Stock referred to in Section 1.1 (the "Closing") shall take place at 10:00 a.m. at the offices of Faust Rabbach & Oppenheim, LLP, 488 Madison Avenue, 10th Floor, New York, New York 10022 on May 8, 1998 or at such other time and date as the parties hereto shall by written instrument designate but in no event later than June 8, 1998 (the "Closing Date").

         1.7 Stockholders Representative. Each of the Stockholders hereby appoint Khodara to act as their representative (the "Stockholders Representative") in connection with all negotiations, requests, calculations and any and all other communications required in under this Agreement or in connection with the transactions contemplated hereby.

                              ARTICLE 2
      SEVERAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

         The  Stockholders,  severally,  in  accordance  with  their  respective
Ownership   Percentages,   and  not   jointly,   hereby   make   the   following
representations and warranties to the Purchaser:

         2.1 Ownership of Stock. Each Stockholder represents with respect to himself or itself that he or it is the lawful owner, record and beneficially, of the number of shares of Stock listed opposite the name of such Stockholder on
Exhibit 1 hereto, free and clear of all liens, encumbrances, restrictions and claims of every kind. Each Stockholder represents with respect to himself or itself that he or it has full legal right, power and authority to enter into this Agreement and the transactions contemplated hereby and to sell, assign, transfer and convey the shares of Stock owned by such Stockholder pursuant to this Agreement. The delivery to the Purchaser of the Stock pursuant to the provisions of this Agreement will transfer to the Purchaser valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind.

         The representations and warranties in this Section 2.1 are the individual responsibility of each Stockholder with respect to his or its ownership of Stock only.

         2.2 Existence and Good Standing. Each of Eagle and the Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. Each of Eagle and the Company has the power and authority to own or lease, and to operate, its property and to carry on its business as now being conducted. Each of Eagle and the Company is duly qualified to do business and is in good standing in the Commonwealth of Pennsylvania which is the only jurisdiction in which the character or location of its properties owned or leased or the nature of its business conducted by the Company makes such qualification necessary and holds all permits and licenses necessary to conduct its business as now being conducted. Neither Eagle nor the Company is subject to any charter, by-law, mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement.

         2.3 Capital Stock. Eagle has an authorized capitalization consisting of 1,000 shares of common stock, no par value per share, of which 100 shares are issued and outstanding. The Company has an authorized capitalization consisting of 1,000 shares of common stock, no par value per share, of which 100 shares are issued and outstanding. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and were not issued in violation of the terms of any agreement or other understanding binding on the Company or, as the case may be, Eagle, and were issued in compliance with all applicable charter documents of the Company and, as the case may be, Eagle, and all applicable federal, state and local laws and regulations. Except as set forth on Schedule 2.3 hereto, there are no outstanding options, warrants, rights (including, without limitation, pre-emptive rights), calls, commitments, conversion rights, rights of exchange, plans or other agreements of any character providing for, or otherwise relating to, the purchase, issuance or sale of any shares of the capital stock of Eagle or the Company, other than as contemplated by this Agreement.

         2.4 Subsidiaries and Investments. Eagle has no assets or operations other than its interest in Horvath and has no liabilities which will survive the Closing. The Company has no subsidiaries. Neither Eagle nor the Company owns, directly or indirectly, more than one percent (1%) of the capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust, joint venture or other entity except as set forth on
Schedule 2.4.

         2.5 Financial Statements and No Material Changes. The Stockholders shall furnish the Purchaser with the balance sheets of the Company and Eagle as of December 31, 1997 and as of the end of each of the two preceding fiscal years, inclusive, and the related consolidated statements of income, stockholders' equity and changes in cash flow for the years then ended, all certified by the Accountant (the "Financial Statements"; the balance sheets of the Company and Eagle as at December 31, 1997 are referred to as the "Balance Sheets"). Such Financial Statements are listed on Schedule 2.5 hereto. True and complete copies of the Financial Statements will be delivered to the Purchaser and are deemed a part of Schedule 2.5. Such Financial Statements, including the footnotes thereto, except as indicated therein, shall be prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated. The Balance Sheets shall fairly present, in all material respects, the financial position of the Company and Eagle as of the date thereof and, except as indicated therein, shall reflect all material claims against, and all material debts and liabilities of, the Company and Eagle, fixed or contingent, as required by generally accepted accounting principles as of the date thereof and the related statements of income, stockholders' equity and changes in cash flow shall fairly present, in all material respects, the results of the operations of the Company and Eagle and the changes in their respective cash flow for the periods indicated to the extent required to be included in the Financial Statements under generally accepted accounting principles. Such other balance sheets shall fairly present, in all material respects, the financial position of the Company and Eagle at the respective dates thereof and, except as indicated therein, shall reflect all material claims against, and all material debts and liabilities of, the Company and Eagle, fixed or contingent, as required by generally accepted accounting principles, as at the respective dates thereof and the related statements of income, stockholders' equity and changes in cash flow shall fairly present, in all material respects, the results of the operations of the Company and Eagle and the changes in their respective cash flow for the periods indicated to the extent required to be included in the Financial Statements under generally accepted accounting principles. Since December 31, 1997 (the "Balance Sheet Date") there has been no material adverse change in the assets or liabilities, or in the business or financial condition, or in the results of operations, of the Company and Eagle except in the ordinary course of business.

         2.6 Books and Records. The minute books of Eagle and the Company which will be made available to the Purchaser and its representatives, contain records which are accurate in all material respects of all meetings of, and corporate action taken by (including action taken by written consent) their respective stockholders and Boards of Directors.

         2.7 Title to  Properties;  Encumbrances.  (a)  Except  as set forth on
Schedule 2.7 hereto and except for properties and assets reflected in the Balance Sheet or acquired since the Balance Sheet Date which have been sold or otherwise disposed of in the ordinary course of business, the Company and Eagle have good, valid and marketable title to (a) all of their material properties and assets (real and personal, tangible and intangible), including, without limitation, all of the properties and assets reflected in the Balance Sheet, except as indicated in the notes thereto, and (b) all of the properties and assets purchased by the Company since the Balance Sheet Date; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens reflected on the Balance Sheet, (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by the Company in the operation of its business, (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent, and (iv) liens described on Schedule 2.7 (liens of the type described in clauses (i), (ii) and (iii) above are hereinafter sometimes referred to as "Permitted Liens").

         (b) The facilities, buildings, vehicles, equipment, furniture and fixtures, leasehold improvements and other material items of tangible personal property owned or used by the Company and Eagle, taken as a whole, are in good operating condition and repair, subject to normal wear and maintenance, are useable in the regular and ordinary course of their businesses and conform in all material respects to all applicable laws, ordinances, codes, rules and regulations relating thereto and to the construction, use, operation and maintenance thereof.

         2.8 Real Property. (a) Schedule 2.8 hereto contains an accurate and complete list of all real property owned in whole or in part by the Company, including the Company Plant, and includes a list of all indebtedness secured by a lien, mortgage or deed of trust thereon. To the best knowledge of the Stockholders, the Company has good and marketable title in fee simple to all the real property owned by it. To the best knowledge of the Stockholders, except as set forth in Schedule 2.8, the Company has not created or suffered to exist any encumbrances, liens, charges or other restrictions of any kind or character, except for Permitted Liens. Except as set forth in Schedule 2.8 and for items requiring repair as a result of ordinary wear and tear, to the best knowledge of the Stockholders, all of the buildings, structures and appurtenances situated on the real property owned in whole or in part by the Company are in reasonably good operating condition and in a state of reasonably good maintenance and repair, are adequate and suitable for the purposes for which they are presently being used and, with respect to each, the Company has adequate rights of ingress and egress for operation of the business of the Company in the ordinary course. To the best knowledge of the Stockholders, none of such buildings, structures or appurtenances (or any equipment therein), nor the operation or maintenance thereof, violates any restrictive covenant or any provision of any federal, state or local law, ordinance, rule or regulation, or encroaches on any property owned by others in any material manner. Except as set forth on Schedule 2.8, no condemnation proceeding is pending or, to the best knowledge of the
Stockholders, threatened which would preclude or impair the use of any such property by the Company for the purposes for which it is currently used.

         (b) Each of the Company and Eagle has good and valid rights of ingress and egress to and from all Real Property from and to the public street systems for all usual street, road and utility purposes;

         (c) The structures and all structural, mechanical and other physical systems thereof that constitute part of the Real Property, including without limitation the walls, roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein, and other material items at the Real Property (collectively, the "Tangible Real Assets"), taken as a whole, are free of material defects and in good operating condition and repair. For purposes of this Section 2.8(b)(iv), a material defect shall mean a condition relating to the Structures or any structural, mechanical or physical system which materially, adversely affects the use of the subject property for its intended purposes, thereby materially adversely affecting the operations of the Company or Eagle. There is no known material water, chemical or gaseous seepage, diffusion or other intrusion into said Real Property, including any subterranean portions, that would materially, adversely impair beneficial use of the Real Property, Structure or Tangible Real Asset;

         (d) All water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by any applicable law or by the use and operation of the Real Property in the conduct of the businesses of the Company and Eagle as theretofore conducted are installed to the property lines of the Real Property, are connected pursuant to valid permits to municipal or public utility services or proper drainage facilities, are operable and are adequate to service the Real Property in the operation of the businesses of the Company and Eagle as theretofore conducted and to permit compliance with the requirements of all laws in the operation of such businesses.

         (e) The Real Property and all present uses and operations of the Real Property comply in all material respects with all applicable statutes, rules, regulations, ordinances, orders, writs, injunctions, judgments, decrees, awards or restrictions of any government entity having jurisdiction over any portion of the Real Property (including without limitation applicable statutes, rules, regulations, orders and restrictions relating to zoning, land use, safety, health, employment and employment practices and access by the handicapped) (collectively, "Law"), covenants, conditions, restrictions, easements, disposition agreements and similar matters affecting the Real Property. The Company and Eagle have obtained all approvals of governmental authorities (including, without limitation, certificates of use and occupancy, licenses and permits) required in connection with the use, occupation and operation of the Real Property;

         (f) Neither the Company, Eagle nor any Stockholder has received written notice of any pending or threatened condemnation, fire health, safety, building, zoning or other land use regulatory proceedings, lawsuits or administrative actions relating to any portion of the Real Property which do or may materially adversely affect the current use, occupancy or value thereof, nor has the Company, Eagle or any Stockholder received written notice of any pending or threatened special assessment proceedings affecting any portion of the Real Property;

         (g) There are no parties other than the Company and Eagle in possession of any of the Real Property or any portion thereof, and there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the Real Property or any portion thereof;

         (h) There are no outstanding options or rights of first refusal to purchase the Real Property, or any portion thereof or interest therein. Neither the Company nor Eagle has transferred any air rights or development rights relating to the Real Property;

         (i) All real property taxes and assessments that are due and payable with respect to the Real Property have been paid or will be paid at or prior to Closing;

         (j) All leases, licenses, permits and authorizations in any manner related to the Real Property and all other instruments, documents and agreements pursuant to which the Company or Eagle has obtained the right to use any Real

Property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, licenses, permits, authorizations, instruments, documents or agreements any existing material default or event which with the giving of notice or lapse of time, or both, would constitute a material default; and

         (k) Except as set forth on Schedule 2.8, none of the leases of Real Property requires the consent or approval of any party thereto in connection with the consummation of the transactions contemplated hereby.

         2.9 Leases. Schedule 2.9 hereto contains an accurate and complete list and description of the terms of all leases to which the Company or Eagle is a party (as lessee or lessor) providing for annual lease payments of $5,000 or more. Each lease set forth on Schedule 2.9 (each, a "Lease") is in full force and effect. All rents and additional rents due to date on each Lease have been paid. With respect to each Lease, the lessee has been in peaceful possession since the commencement of the original term of such Lease and is not in material default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and, to the best knowledge of the Stockholders, there exists no event of default or event, occurrence, condition or act (including the purchase of the Stock hereunder) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such Lease. To the best knowledge of the Stockholders, neither the Company nor Eagle has violated any of the terms or conditions under any such Lease in any material respect, and, to the best knowledge of the Stockholders, all of the covenants to be performed by any other party under any such Lease have been fully performed in all material respects.

         2.10 Material Contracts. Schedule 2.10 hereto sets forth a true and complete list of each partially or totally executory contract, agreement, commitment, option or understanding, of the following types, to which the Company is a party or, to the best knowledge of the Stockholders, by which it or any of its properties, assets or employees is bound (collectively, the "Contracts"):

         (a) warrants, stock options, "put" or "call" agreements and other agreements or commitments to sell, purchase, issue, convert or exchange shares of the capital stock of the Company or Eagle;

         (b) voting agreements or arrangements, restrictive share transfer agreements, stockholders agreements, preferred stock agreements, stock escrow agreements, and any agreement, indenture or other instrument which relates to the Stock contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock by which the Purchaser, Eagle or the Company would be bound after the Closing;

         (c) collective bargaining agreements;

         (d) employment, consulting, advisory and other similar agreements or arrangements, management agreements, management information services agreements or arrangements and agreements or arrangements with current or former stockholders, directors, officers, and employees other than employment agreements;

         (e) any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

         (f) production, supply or purchase contracts or contracts for capital expenditures involving payments in excess of $5,000 each, and sales orders in excess of $5,000 each, or with terms in excess of one year as of the Balance Sheet Date;

         (g) advertising contracts over $5,000;

         (h) installment sales agreements providing for annual payments of $15,000 or more;

         (i) confidentiality or secrecy agreements or arrangements;

         (j) joint venture or partnership agreements or arrangements;

         (k) gas and electric power supply contracts or arrangements;

         (l) government contracts or arrangements, other than those for the purchase of goods in the ordinary course of business;

         (m) license or royalty agreements or arrangements;

         (n) powers of attorney for any purpose whatsoever;

         (o) agreements which materially limit or restrict the Company from competing in any line of business or carrying on or expanding the nature or geographical scope of its business anywhere in the world;

         (p) options, contracts or understandings relating to the purchase of any assets, properties or rights of the Company other than for the sale of goods in the ordinary course of business;

         (q) loan or financing agreements, trust agreements, promissory notes, bonds, indentures, mortgages, security agreements, guarantees and other agreements, commitments or instruments of the Company (or binding upon or relating to the Company) evidencing, creating or relating to the borrowing or lending of money, or any other indebtedness (other than trade payables incurred in the ordinary course of business) by which the Purchaser, Eagle or the Company would be bound after the Closing;

         (r) any guarantee or other contingent liability in respect of any indebtedness or obligation of any individual, partnership, joint venture, corporation, trust, limited liability company, unincorporated organization, government or other entity (each, a "Person") other than the endorsement of negotiable instruments for collection in the ordinary course of business; or

         (s) Contracts to acquire all or substantially all of the business or assets of another company.

         (t) any other agreement, contract or commitment not entered into in the ordinary course of business which involves $5,000 or more and is not cancellable without penalty within 90 days.

Except as indicated on Schedule 2.10, each Contract is in full force and effect and there exists no material default or event of default or event, occurrence, condition or act (including the purchase of the Stock hereunder) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a material default or event of default thereunder the consequences of which would be materially adverse to the Company. The Company has not violated in any material way any of the terms or conditions of any Contract which would have a material adverse effect on the Company and, to the best knowledge of the Stockholders, all of the covenants to be performed by any other party thereto have been fully performed in all material respects.

         2.11 Litigation. Except as set forth on Schedule 2.11 hereto, there is no dispute, claim, action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge of the Stockholders any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge of the Stockholders, threatened, against or affecting Eagle or the Company or any of their respective properties or rights which is reasonably likely to materially and adversely affect the right or ability of the Company or Eagle to carry on its business as now conducted, or which is reasonably likely to materially and adversely affect the condition, whether financial or otherwise, or properties of the Company or Eagle. Neither Eagle nor the Company is subject to any judgment, order or decree entered in any lawsuit or proceeding which is reasonably likely to have a material adverse effect on any of the operations or business practices of the Company.

         2.12 Taxes. (a) Except as described on Schedule 2.12, Eagle and the Company have filed or caused to be filed, within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by them. Such returns and reports reflect accurately all liability for taxes of Eagle and the Company for the periods covered thereby. All federal, state, local and foreign income, profits, franchise, sales, use, occupancy, excise and other taxes and assessments (including interest and penalties) payable by, or due from, Eagle or the Company as of the Balance Sheet Date have been fully paid or adequately disclosed and fully provided for in Balance Sheet, to the extent required by generally accepted accounting principles. Except as set forth on Schedule 2.12, no examination of any federal, state, local or foreign tax return of Eagle or the Company is currently in progress or, to the best knowledge of the Stockholders, is threatened. Except as set forth on Schedule 2.12, there are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Eagle or the Company.

         (b) Neither Eagle nor the Company has filed a consent under section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") concerning collapsible corporations. Neither Eagle nor the Company has made any payments, is required to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under section 280G of the Code. Neither Eagle nor the Company has ever been a United States real property holding corporation within the meaning of section 897 of the Code. Eagle and the Company have each disclosed on their respective federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of section 6662 of the Code. Neither Eagle nor the Company is a party to any Tax allocation or sharing agreement. Neither Eagle nor the Company is a member of an affiliated group filing a consolidated federal income Tax Return,

         (c) The unpaid Taxes of Eagle and the Company, if any, related to the Tax Returns (i) do not exceed by any material amount the reserve for tax liability (including any reserve for deferred taxes established to reflect timing differences between book and tax income) set forth on the Closing Balance Sheet and (ii) will not exceed by any material amount that reserve as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Eagle and the Company in filing their Tax Returns.

         2.13 No Other Representations. Notwithstanding anything to the contrary contained herein, each of the Stockholders makes no representations or warranties whatsoever, express or implied, with respect to the Company or the condition of its assets and properties, the transactions contemplated hereby or any related matter, except for those representations and warranties contained herein or in any Exhibit or Schedule and, in the case of the Operating Stockholder, the representations and warranties contained in Article 3. Without limitation as to the foregoing, the Purchaser acknowledges that the Stockholders make no representations or warranties with respect to (a) any financial projection or forecast or (b) any other information provided to the Purchaser or its representatives except to the extent set forth in this Agreement (including the Exhibits and Schedules hereto or in any document required to be delivered at Closing to the Purchaser). With respect to any projection or forecast delivered by or on behalf of the Stockholders to the Purchaser, the Purchaser acknowledges that (i) there are uncertainties inherent in attempting to make such projections, (ii) it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all such projections and forecasts furnished to it, and (iii) it shall have no claim against the Stockholders or their representatives or affiliates with respect thereto.

         2.14 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Stockholders or the Company is, or will be, entitled to any commission or broker's or finder's fees from the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

                             ARTICLE 3
    REPRESENTATIONS AND WARRANTIES OF THE OPERATING STOCKHOLDERS

         The Operating Stockholders, severally and not jointly, hereby make the following representations and warranties to the Purchaser (with Benjamin representing and warranting solely as to the Company and not Eagle):

         3.1 Personal Property. Schedule 3.1 hereto contains an accurate and complete list of all tangible personal property (other than inventory and the Company Equipment) owned or leased by the Company or used in the Company's business. With respect to any property included on Schedule 3.1 which is not owned by the Company and for which annual lease payments are $5,000 or more,
Schedule 3.1 names the owner thereof and describes or refers to any agreement relating to the use thereof.

         3.2 Inventory. Schedule 3.2 hereto contains a listing of the inventory of the Company and/or Eagle as of the Balance Sheet Date. The inventory classified as such in the Balance Sheet consists of items of a quantity and quality usable or saleable in the ordinary course of business at prevailing market prices without discount other than in the ordinary course of business, net of applicable reserves.

         3.3 Condition and Sufficiency of Assets. All machinery, equipment, vehicles, furniture, fixtures, plants, buildings, facilities and other tangible assets, including, without limitation, the Company Plant and the Company

Equipment, are, without material exception in any individual case, in reasonably good operating condition and repair, ordinary wear and tear excepted, and are adequate for the uses to which they are being put by the Company in the ordinary course of its business, taken as a whole. Neither the Company nor either of the Operating Stockholders has received any notice that any of such assets or facilities is in need of substantial maintenance or repair, except in the ordinary course of business. To the best knowledge of the Operating Stockholders, the assets owned by the Company are sufficient and adequate to conduct its business as now being conducted.

         3.4 Liabilities. Neither the Company nor Eagle has any material outstanding claims, liabilities or indebtedness, contingent or otherwise, of the type required to be reflected on a balance sheet prepared in accordance with generally accepted accounting principles except as set forth in the Balance Sheets or referred to in the footnotes thereto, other than liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business by the Company or Eagle. Neither the Company nor Eagle is in material default in respect of the material terms or conditions of any indebtedness (other than defaults under provisions relating to change of management or control of the Company arising as a result of the transactions contemplated by this Agreement).

         3.5 Insurance. Set forth on Schedule 3.5 is a complete list of insurance policies which the Company maintains with respect to its business, properties or employees. Such policies are in full force and effect and the Operating Stockholder have no reason to believe that any of them will be terminated. There are no outstanding and unpaid premiums, and there are no provisions in any insurance coverage of the Company or Eagle for retroactive premium adjustments. No notice of cancellation or nonrenewal with respect to any such coverage has been received by the Company or Eagle. All products liability and general liability insurance policies maintained by the Company or Eagle are and historically have been occurrence policies and not claims made policies. Except as set forth in Schedule 3.5, there are no outstanding performance bonds or other surety arrangements covering or issued for the benefit of the Company or Eagle or their businesses or as to which the Company or Eagle has or may incur any liability.

         3.6 Intellectual Properties. To the best knowledge of the Operating Stockholders, the operation of the business of the Company and Eagle require no rights under Intellectual Property (as hereinafter defined) other than rights under Intellectual Property listed on Schedule 3.6 and rights granted to the Company or Eagle pursuant to agreements listed on Schedule 3.6. Except as otherwise set forth on Schedule 3.6, the Company or Eagle owns all right, title and interest in the Intellectual Property listed on Schedule 3.6 and has granted no rights or licenses to others with respect to the same. Each item of Intellectual Property listed on Schedule 3.6 has been duly registered with, filed in, or issued by the appropriate United States of America governmental agency, to the extent required, and each such registration, filing and issuance remains in full force and effect. Except as set forth on Schedule 3.6, no claim adverse to the interests of the Company or Eagle in the Intellectual Property or agreements listed on Schedule 3.6 has been made in litigation. To the best knowledge of the Operating Stockholders, no such claim has been threatened or asserted in writing, and no Person has infringed or otherwise violated the rights of the Company or Eagle in any of the Intellectual Property or agreements listed on Schedule 3.6. Except as set forth on Schedule 3.6, no litigation is pending wherein the Company or Eagle is accused of infringing or otherwise violating the Intellectual Property right of another, or of breaching a contract conveying rights under Intellectual Property. To the best knowledge of the Operating Stockholders, no such claim has been asserted or threatened against the Company or Eagle in writing. For purposes of this Section 3.6, "Intellectual Property" means domestic and foreign patents, patent applications, registered trade marks and service marks and registered copyrights.

         3.7 Compliance with Laws. To the best knowledge of the Operating Stockholders, the Company and Eagle are in material compliance with all applicable laws, regulations, orders, judgments and decrees to which they or their respective operations, assets or properties are subject and have complied in all material respects with the requirements of all licenses and permits applicable to their respective businesses including, without limitation, all requirements imposed by the United States Occupational Safety and Health Administration and the United States Food and Drug Administration, the breach of which would have a material adverse effect on the Company or Eagle.

         3.8 Accounts Receivable. The amount of all accounts receivable, unbilled invoices and other debts due or recorded in the respective records and books of account of the Company as being due to the Company as at the Closing Date (less the amount of any provision or reserve therefor made in the records and books of account of the Company) (a) arose from bona-fide sales to, the provision of services to, or the bona-fide transactions with, third parties in the ordinary course of business and are valid and genuine; (b) consist only of obligations of third parties in connection with the sale of goods and/or services; (c) represent the full invoice value of all accounts included therein;
(d) are not subject to any bona fide defenses, counterclaims or set-offs (except as reflected in reserves shown on the Financial Statements); and (e) except as set forth in the Financial Statements, have not been encumbered or sold. There has been no material adverse change since the Balance Sheet Date in the amount of accounts receivable or other debts due the Company or the allowances with respect thereto, from that reflected in the Balance Sheet, other than in the ordinary course of business.

         3.9 Employment Relations. To the best knowledge of the Operating Stockholders, (a) the Company and Eagle are in substantial compliance with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice;
(b) no unfair labor practice complaint against the Company or Eagle is pending before the National Labor Relations Board; (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving the Company or Eagle; (d) no representation question exists respecting the employees of the Company or Eagle; (e) no grievance which might have a material adverse effect upon the Company or Eagle or the conduct of their respective businesses as exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted; (f) no collective bargaining agreement is currently being negotiated by the Company or Eagle; and (g) neither the Company nor Eagle has not experienced any material labor difficulty during the last three years.

         3.10 Employee Benefit Plans.

         (a)List of Plans. Set forth on Schedule 3.10 hereto is an accurate and complete list of all employee benefit plans ("Employee Benefit Plans") within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"), whether or not any such Employee Benefit Plans are otherwise exempt from the provisions of ERISA, established, maintained or contributed to by the Company (including, for this purpose and for the purpose of all of the representations in this Section 3.10, all employers (whether or not incorporated) which by reason of common control are treated together with the Company and/or the Stockholders as a single employer within the meaning of Section 414(b)(c)(m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code") ["ERISA Affiliates"]).

         (b) Status of Plans. To the best knowledge of the Operating Stockholders, except as set forth in Schedule 3.10, the Company does not maintain or contribute to any Employee Benefit Plan subject to ERISA which is not, or in the past has not been, in substantial compliance with ERISA, or which has incurred any accumulated funding deficiency within the meaning of Section 412 or 418B of the Code, or which has applied for or obtained a waiver from the Internal Revenue Service of any minimum funding requirement under Section 412 of the Code. The Company has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") (other than for premiums not yet due) in connection with any Employee Benefit Plan covering any employees of the Company, including any liability under Section 4069 of ERISA and any penalty imposed under Section 4071 of ERISA, or ceased operations at any facility or withdrawn from any such Plan in a manner which could subject it to liability under Section 4063, 4064 or 4068(f) of ERISA, and knows of no facts or circumstances which might give rise to any liability of the Company to the PBGC under Title IV of ERISA which could reasonably be anticipated to result in any claims being made against the Purchaser by the PBGC. The Company has not maintained or contributed to any Employee Benefit Plan which is a "Multiemployer Plan" (as such term is defined in Section 4001(a)(3) of ERISA).

         The Company does not maintain any Employee Benefit Plan which is "Group Health Plan" (as such term is defined in Section 4980B(g)(2) of the Code) that has not been administered and operated in all material respects in substantial compliance with the applicable requirements of Section 601 of ERISA and Section 4980B of the Code and the Company is not subject to any liability, including, but not limited to, additional contributions, fines, penalties or loss of tax deduction as a result of such administration and operation. The Company does not maintain any Employee Benefit Plan (whether qualified or nonqualified within the meaning of Section 401(a) of the Code) providing for retiree health and/or life benefits and having unfunded liabilities other than as required by applicable federal or state law. The Company does not maintain any Employee Benefit Plan which is an "Employee Welfare Benefit Plan" (as such term is defined in Section 3(1) of ERISA) that has provided any benefit which is a "Disqualified Benefit" (as such term is defined in Section 4976(b) of the Code) for which an excise tax would be imposed.

         (c) Contributions. Full payment has been made of all amounts which the Company is required, under applicable law or under any Employee Benefit Plan or any agreement relating to any Employee Benefit Plan to which it is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. The Company has made adequate provision for reserves to meet contributions that have not been made because they are not yet due under the terms of any Employee Benefit Plan or related agreements. Benefits under all Employee Benefit Plans are as represented and have not been increased subsequent to the date as of which documents have been provided. All monies withheld from employees with respect to Employee Benefit Plans have been remitted to the appropriate Employee Benefit Plan in a timely manner.

         (d) Tax Qualifications. Except as indicated on Schedule 3.10, each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has been determined to be so qualified by the Internal Revenue Service and nothing has occurred since the date of the last such determination which resulted or is likely to result in the revocation of such determination.

         (e) Transactions. Except as set forth on Schedule 3.10, no "Reportable Event" (as such term is defined in Section 4043 of ERISA) for which the 30-day notice requirement has not been waived by the PBGC has occurred with respect to any Employee Benefit Plan and the Company has not engaged in any transaction with respect to the Employee Benefit Plans which would subject it to a tax, penalty or liability for prohibited transactions under ERISA or the Code nor have any of its directors, officers or employees to the extent they or any of them are fiduciaries with respect to such Plans, breached any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA which would result in any claim being made under or by or on behalf of any such Plans by any party with standing to make such claim.

         (f) Triggering Events. Except as indicated on Schedule 3.10, the execution of, and consummation of the transactions contemplated by, this Agreement do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), acceleration, vesting or increase in benefits to any employee or former employee or director of the Company.

         (g) Other Plans. The Company does not presently maintain any employee benefit plans or any other foreign pension, welfare or retirement benefit plans other than those listed on Schedule 3.10. Any foreign pension, welfare or retirement benefit plans listed on Schedule 3.10 are in substantial compliance with applicable law.

         (h) Documents. The Operating Stockholders have delivered or will cause to be delivered to the Purchaser and its counsel true and complete copies of (i) all Employee Benefit Plans as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service determination letter obtained with respect to any such Employee Benefit Plan qualified under Section 401(a) or tax-exempt under Section 501(a) of the Code and (ii) Form 5500 for the most recent completed fiscal year for each Employee Benefit Plan required to file such form.

         (i) The Company has no liability with respect to any benefit plan or arrangement other than the Employee Benefit Plans. All Employee Benefit Plan conforms conform (and have at all times conformed) to the requirements of ERISA, the Code and all applicable laws in all material respects. Each Employee Benefit Plan has been maintained in all material respects in accordance with its documents and with all applicable provisions of the Code, ERISA and other applicable laws, including federal and state securities laws; and all reporting, disclosure, and notice requirements of ERISA, the Code and other applicable laws have been satisfied in all material respects with respect to each Employee Benefit Plan.

         (j) With respect to each Employee Benefit Plan, there has occurred no non-exempt "prohibited transaction" (within the meaning of Section 4975 of the Code or Section 406 of ERISA) or breach of any fiduciary duty described in
Section 404 of ERISA that could, if successful, result in any material liability, direct or indirect, for the Company or any stockholder, officer, director, or employee of the Company.

         (k) The Company has made no plan or commitment, whether or not legally binding, to create any additional Employee Benefit Plans or to modify or change any existing Employee Benefit Plan. No statement, either written or oral, has been made by the Company to any person with regard to any Employee Benefit Plan that was not in accordance with the Employee Benefit Plan and that could have a material adverse economic consequence to the Company. All Employee Benefit Plans may be amended or terminated without penalty by the Company at any time on or after the Closing.

         (l) To the best knowledge of the Operating Stockholders, all persons classified by the Company as independent contractors satisfy and have at all times satisfied the requirements of applicable law to be so classified; the Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so; and the Company has no obligations to provide benefits with respect to such persons under Employee Benefit Plans or otherwise. The Company does not employ and has not employed any "leased employees" as defined in Section 414(n) of the Code.

         3.11 Environmental Laws and Regulations.

         (a)Except as described on Schedule 3.11, to the best knowledge of the Operating Stockholders, the Company is in compliance in all material respects with all applicable federal, state and local laws, regulations and ordinances relating to the registration of Hazardous Material, pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, storage, transportation, discharge, or disposal of Hazardous Materials and all laws and regulations with regard to licensing, recordkeeping, notification and reporting requirements respecting Hazardous Materials;

         (b)the Company has received no written notice of a violation of, or has been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or any time during the past two years; and

         (c)to the best knowledge of the Operating Stockholders, there are no facts or circumstances which could reasonably form the basis for the assertion of any Claim (as defined below) against the Company. under current law and practice, relating to environmental matters including, but not limited to, any Claim arising from past or present environmental practices asserted under CERCLA (as defined below) and RCRA (as defined below), or any other federal, state or local environmental statute, which the Stockholders believe would have a material adverse effect on the business, results of operations or financial condition of the Company.

         For purposes of this Section 3.11, the following terms shall have the following meanings: (A) "Hazardous Materials" shall mean materials defined as "hazardous substances", "hazardous wastes" or "solid wastes" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. " 9601-9657, and any amendments thereto ("CERCLA"), (ii) the Resource Conservation and Recovery Act, 42 U.S.C. "6901-6987 and any amendments thereto ("RCRA"), (iii) any similar federal, state or local environmental statute, and
(iv) pollutants or contaminants under any federal, state or local environmental laws, regulations or ordinances and (B) "Claim" shall mean any and all claims, demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expenses incurred, assessed or sustained by or against the Company or the Subsidiary.

         3.12 Interests  in  Clients,  Suppliers,  Etc.  Except as set forth in
Schedule 3.12, neither any Stockholder nor any officer or director of the Company or Eagle possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any Person which is a client, supplier, customer, lessor, lessee, or competitor or potential competitor of the Company or Eagle. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934 not in excess of 1% of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 3.12.

         3.13 Bank Accounts,  Powers of Attorney  and  Employees.  Set forth on
Schedule 3.13 hereto is an accurate and complete list showing (a) the name and address of each bank in which the Company or Eagle has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or have access thereto, (b) the names of all persons, if any, holding powers of attorney from the Company or Eagle and a summary statement of the terms thereof, and (c) the names of all persons receiving compensation on a regular basis as officers, directors, employees, consultants or otherwise from the Company or Eagle as of the Balance Sheet Date, together with a statement of the rate of compensation payable to each such person.

         3.14 No Changes Since Balance Sheet Date.

         Since the Balance Sheet Date, except as expressly contemplated hereby or disclosed in Schedule 3.14, neither the Company nor Eagle has (i) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except in the ordinary course of business, (ii) permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Permitted Liens),
(iii) sold, transferred or otherwise disposed of any assets except in the ordinary course of business, (iv) made any capital expenditure or commitment therefor, except in the ordinary course of business, (v) made any acquisition of assets or properties except in the ordinary course of business, (vi) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased, issued, sold or otherwise acquired or disposed of any shares of its capital stock or granted any option, warrant or other right to purchase or acquire any such shares, (vii) made any bonus or profit sharing distribution or payment of any kind, (viii) increased its indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business, or made any loan to any Person or guaranteed any indebtedness for borrowed money, (ix) written off as uncollectible any notes or accounts receivable, except write-offs in the ordinary course of business charged to applicable reserves, none of which individually or in the aggregate is material to the Company or Eagle, (x) granted any increase in the rate of wages, salaries, bonuses or other remuneration of any director, officer, employee or consultant, (xi) cancelled or waived any claims or rights of substantial value,
(xii) made any change in any method of accounting or auditing practice, (xiii) suffered any damage, destruction or loss, whether covered by insurance or not, having a material adverse effect, (xiv) introduced any material change with respect to the operation of its business, (xv) entered into any material commitment or transaction (including, without limitation, any borrowing or capital expenditure) not in the ordinary course of the conduct of its business,
(xvi) paid, discharged or satisfied any liability or other expense other than in the ordinary course of the conduct of its business, (xvii) disposed of or permitted to lapse any rights to the use of any Intellectual Property right which would have a material adverse effect on the Company or Eagle, (xviii) paid, loaned or advanced any amount to, or transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors, consultants, employees or stockholders, (xx) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business, (xxi) suffered revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force which had a material adverse effect on the business or financial condition of the Company or

Eagle or (xxii) agreed, whether or not in writing, to do any of the foregoing.

         3.15 Customers and Suppliers. Schedule 3.15 hereto sets forth a true and complete list of the names and addresses of the 15 suppliers from which the Company purchased the largest amount of supplies or services during the fiscal year ended December 31, 1997 and a true and complete list of the names and addresses of the 25 customers to which the Company sold the largest amount of products, goods or services during the fiscal year ended December 31, 1997. To the best knowledge of the Operating Stockholders, no supplier or customer listed on Schedule 3.15 expects to reduce its business with the Company by reason of the transactions contemplated by this Agreement.

         3.16 Government Contracts. Since its formation in 1992, the Company has not been suspended or disbarred from bidding on contracts or subcontracts for any agency or instrumentality of the United States government, the Commonwealth of Pennsylvania or any other governmental authority, nor, to the best knowledge of the Operating Stockholder, has any such suspension or disbarment been threatened in writing. The Company has not been, and is not now being, audited or investigated by the United States Government Accounting Office (the "GAO"), the Defense Contract Audit Agency (the "DCAA"), the inspector general of any agency of the United States government, the Commonwealth of Pennsylvania nor, to the best knowledge of the Operating Stockholders, has any such audit or investigation been threatened. To the best knowledge of the Operating Stockholders, there are no facts or circumstances which could reasonably form the basis for the suspension or disbarment of the Company under current law and practice, from bidding on contracts or subcontracts for any agency or instrumentality of the United States government or for a claim pursuant to an audit or investigation by the GAO, the DCAA or the inspector general of any agency of the United States government or the Commonwealth of Pennsylvania, which could have a material adverse effect on the Company.

         3.17 Additional Information. Schedule 3.17 hereto contains, to the extent not included in some other Schedule hereto, a list and summary description of the following:

                  (a)all vehicles, equipment, furniture and fixtures, leasehold improvements and other material items of personal property owned or leased by the Company or Eagle, specifying which are owned and which are leased and, with respect to leased property, specifying the identity of the lessor, the rental rate and the unexpired term of the lease, and also specifying serial numbers (where appropriate) and location;

                  (b)the names and current annual salary or hourly rates of all present officers and employees of the Company and Eagle together with a statement of the full amount of any bonuses, profit sharing or other remuneration paid to each such person and to any director during the current or the last fiscal year or payable to each suuch person in the future and the basis therefor;

                  (c) a listing and description of all cash equivalent items held by the Company or Eagle;

                  (d) a list of all of licenses, permits and authorizations of the Company or Eagle;

                  (e) the names of all persons authorized to borrow money or incur or guarantee indebtedness on behalf of the Company or Eagle;

                  (f) the names of all persons holding powers of attorney from the Company or Eagle and a summary statement of the terms thereof; and

                  (g) a listing of all current liabilities of the Company or Eagle.

                              ARTICLE 4
            REPRESENTATIONS OF THE PURCHASER AND THE GUARANTOR

         The  Purchaser  and  the  Guarantor,   jointly  and  severally,  hereby
represent, warrant and agree with each of the Stockholders as follows:

         4.1 Existence and Good Standing; Power and Authority. The Purchaser and the Guarantor are a corporations duly organized, validly existing and in good standing under the laws of the State of Delaware. The Purchaser has qualified as a foreign corporation authorized to do business in the Commonwealth of Pennsylvania. The Purchaser and the Guarantor have the corporate power and authority to make, execute, deliver and perform this Agreement, and this Agreement has been duly authorized and approved by all required corporate action of the Purchaser and the Guarantor.

         4.2 Restrictive Documents. Neither the Purchaser nor the Guarantor is subject to any charter, by-law, mortgage, lien, lease, agreement, instrument, order, law, rule, regulation, judgment or decree, or any other restriction of any kind or character, which would prevent consummation of the transactions contemplated by this Agreement.

         4.3 Purchase for Investment. The Purchaser will acquire the Stock for its own account for investment and not with a view toward any resale or distribution thereof within the meaning of Section 2(11) of the Securities Act of 1933, as amended; provided, however, that the disposition of the Purchaser's property shall at all times remain within the sole control of the Purchaser.

         4.4 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Purchaser is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.

         4.5 Investigation. The Purchaser acknowledges that it is knowledgeable about, and experienced in, the Business. In entering into the Closing and in purchasing the Stock, the Purchaser will rely solely upon its own investigation and analysis (and that of its representatives and advisors), its own knowledge of the industry in which the Company conducts its business operations and the representations and warranties of the Company and the Stockholders expressly set forth in this Agreement, and not upon any other representations, warranties or statements of any kind. Without limiting the generality of the foregoing, the Purchaser accepts the assets of the Company "as is - where is" on the date hereof, reasonable wear and tear excepted.

                               ARTICLE 5
                    CONDUCT OF BUSINESS; EXCLUSIVE
                   DEALING; REVIEW; CONFIDENTIALITY

         5.1 Conduct of Business Pending Closing. (a) Between the date hereof and the Closing Date, the Company and Eagle will:

                  (i) carry on their respective businesses in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting;

                  (ii) maintain their respective properties and facilities, including those held under leases, in as good working order and condition as at present, ordinary wear and tear excepted;

                  (iii) perform all of their respective obligations under agreements relating to or affecting their respective assets, properties or rights in all material respects;

                  (iv) keep in full force and effect present insurance policies or other comparable insurance coverage;

                  (v) use reasonable efforts to maintain and preserve their business organization intact, retain their respective present employees and maintain their respective relationships with suppliers, customers and others having business relations with the Company or Eagle;

                  (vi) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities in all material respects;

                  (vii) maintain present material debt and lease instruments and not enter into new or amended debt or lease instruments which will survive the Closing, without the knowledge and consent of the Purchaser (which consent shall not be unreasonably withheld or delayed); and

                  (viii) maintain or reduce present salaries and commission levels for all officers, directors, employees and agents, except for ordinary and customary bonuses and salary increases in accordance with past practice.

         (b) During the period from the date of this Agreement to the Closing Date, at the request of the Purchaser the Operating Stockholder shall confer on a regular and frequent basis with one or more designated representatives of the Purchaser to report material operational matters and to report the general status of ongoing operations. The Operating Stockholder shall cause the Company to notify the Purchaser of any unexpected emergency or other change in the normal course of its business or in the operation of its properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) adjudicatory proceedings, budget meetings or submissions involving any material property of the Company, and to keep the Purchaser fully informed of such events and permit its representatives prompt access to all materials prepared in connection therewith. It is expressly understood and agreed that a breach of this paragraph shall not be the basis of a claim for indemnification, but this sentence shall not preclude Purchaser from pursuing a claim for indemnification under any other Section hereof.

         5.2 Prohibited Activities. Between the Balance Sheet Date and the Closing Date, the Company and Eagle have not and from the date hereof, without prior written consent of the Purchaser, will not:

                  (i) make any change in its Articles of Incorporation or By-laws without the written consent of the Purchaser;

                  (ii) issue any securities, options, warrants, calls, conversion rights or commitments relating to its securities of any kind;

                  (iii) declare or pay any dividend, or make any distribution in respect of its stock whether now or hereafter outstanding, or purchase, redeem or otherwise acquire or retire for value any shares of its stock;

                  (iv) enter into any contract or commitment or incur or agree to incur any liability or make any capital expenditures, except if it is in the normal course of business, consistent with past practice, which includes making and financing acquisitions;

                  (v) increase the compensation payable or to become payable to any officer, director, Stockholder, employee or agent, or make any bonus or management fee payment to any such person except ordinary and customary bonuses and periodic salary increases to employees;

                  (vi) create, assume or permit to exist any mortgage, pledge or other lien or encumbrance upon any assets or properties whether now owned or hereafter acquired, except (1) with respect to any of the foregoing incurred in the ordinary course of business consistent with past practice, (2) with respect to purchase money liens incurred in connection with the acquisition of equipment and other transactions in the ordinary course, with respect to equipment necessary or desirable for the conduct of the businesses of the Company or Eagle, (3) (A) liens for taxes either not yet due or being contested in good faith and by appropriate proceedings (and for which contested taxes adequate reserves have been established and are being maintained) or (B) materialmen's, mechanics', workers', repairmen's, employees' or other like liens arising in the ordinary course of business, or (4) liens set forth on Schedule 5.2 hereto;

                  (vii) sell, assign, lease or otherwise transfer or dispose of any property or equipment except in the normal course of business;

                  (x) waive any material rights or claims of the Company or Eagle, provided that the Company and Eagle may negotiate and adjust bills in the course of good faith disputes with customers in a manner consistent with past practice;

                  (xi) commit a material breach or amend or terminate any material agreement, permit, license or other right of the Company or Eagle;

                  (xii) enter into any other transaction (1) that is not negotiated at arm's length with a third party not affiliated with the Company, Eagle or any officer, director or Stockholder of the Company or Eagle or (2) outside the ordinary course of the Company's or Eagle's business or prohibited hereunder; or

                  (xiii) merge or consolidate, or agree to merge or consolidate, with any other corporation.

         5.3 Exclusive Dealing. During the period from the date of this Agreement to the Closing Date, the Stockholders shall not, and shall cause each of the Company and Eagle to refrain from taking any action to, directly or indirectly, solicit, encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person, other than the Purchaser, concerning any purchase of the Stock or any merger, sale of all or substantially all of its assets or similar transaction involving the Company and the Purchaser shall not, directly or indirectly, solicit, encourage, initiate or engage in discussions or negotiations with, any companies in the Business in the Commonwealth of Pennsylvania with a view to acquiring the stock or assets of any such companies.

         5.4 Access and Cooperation; Due Diligence. (a) Between the date of this Agreement and the Closing Date, the Purchaser will be afforded access to all of the sites, properties, books and records of the Company and Eagle and will furnish the Purchaser with such additional financial and operating data and other information as to the business and properties of the Company and Eagle as the Purchaser may from time to time reasonably request, provided, however, that,
(i) unless and until the payment contemplated by Section 1.4(a)(ii) is made, all such activities shall be limited to a review of documents, books and records at the Accountant's offices and no representative of the Purchaser shall visit any Company facility or contact any Company's officer, employee, customer or supplier and (ii) after said payment is made, all site visits and contacts with Company's customers, suppliers, officers and employees shall be made only in full coordination with the Operating Stockholder. Without limiting the generality of the foregoing, as promptly as practicable, but in no event later than March 6, 1998 (the "Due Diligence Date"), the Operating Stockholders shall deliver to the Purchaser copies of (A) the most recent available financial statements and tax returns of the Company and Eagle, and (B) the Schedules provided for in this Agreement which shall be substantially complete in all material respects (subject to acquisitions which may be made thereafter); provided, however, that (I) Schedules 1.2 and 3.2 will not be provided until the Closing; (II) Schedule 2.10 will be provided at the Closing, except that all disposal contracts, solid waste disposal contracts and acquisition contracts will be provided by the Due Diligence Date and if the Company is not a party to any of the types of contracts set forth in subsections (a) through (t) of
Section 2.10, it will so advise the  Purchaser by the Due  Diligence  Date;  and
(III) the completed Schedule 3.17 will be provided by the Due Diligence Date, except that with regard to the information required by Section 3.17(a), a list of vehicles and an estimate of the number of containers, sorted by type, will be provided by the Due Diligence Date and the remainder of the information required by Section 3.17(a) will be provided at the Closing.

         (b) In the event that the Purchaser has not received complete copies of the information referred to in Sections 5.4(a)(i) and 5.4(a)(ii) above (the "Due Diligence Information") by March 6, 1998, then each of the dates set out in Sections 1.4(a)(ii), 1.6 and 13.14 of this Agreement shall, automatically and without any act of any party hereto, be revised by adding to such dates the number of days between the Due Diligence Date and the date that complete copies of the Due Diligence Information is finally received by the Purchaser.

         5.5 Confidentiality. In the event of termination of this Agreement, the Purchaser shall keep confidential any material information obtained from the Stockholders, Eagle or the Company concerning the properties, operations and businesses (unless readily ascertainable from public or published information or trade sources) until the same ceases to be material (or becomes so ascertainable) of the Company and, at the request of the Stockholders, shall return to the Company all copies of any schedules, statements, documents or other written information obtained in connection therewith.

         5.6 Amendment of Schedules. Each party hereto agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing to supplement or amend promptly the Schedules hereto with respect to any matter hereafter arising or discovered which, if known at the date of this Agreement, would have been required to be set forth or described in the Schedules, provided that no amendment or supplement to a Schedule that constitutes or reflects a material adverse change may be made unless the Purchaser, in the case of an amendment or supplement by any Stockholder, or the Stockholders Representative, in the case of an amendment or supplement by the Purchaser, consents to such amendment or supplement by the Purchaser, and, provided, further, that the acceptance of any amendment or supplement to any schedule shall operate as a waiver of any claim under Article 10 or otherwise by the consenting party solely with respect to the item or items set forth in such amendment or supplement. For all purposes of this Agreement the Schedules hereto shall be deemed to be the Schedules as amended or supplemented pursuant to this Section 5.6. In the event that the Purchaser or any Stockholder seeks to amend or supplement a Schedule pursuant to the first sentence of this Section 5.6, and the Purchaser or the Company does not consent to such amendment or supplement as required by this Section 5.6, either party may terminate this Agreement pursuant to the provisions of Section
13.14 hereof. No party to this Agreement shall be liable to any other party if this Agreement shall be terminated pursuant to the provisions of this Section 5.6.

                               ARTICLE 6
               CONDITIONS TO THE PURCHASER'S OBLIGATIONS

         The purchase of the Stock by the Purchaser on the Closing Date is conditioned upon satisfaction, on or prior to such date, of the following conditions:

         6.1 Opinion of Counsel for Eagle, the Company and the Stockholders. The Stockholders shall have furnished the Purchaser with an opinion, dated the Closing Date, of Faust Rabbach & Oppenheim, LLP ("Stockholders' Counsel") in form and substance reasonably satisfactory to the Purchaser and its counsel, to the effect set forth on Exhibit 5 hereto.

         6.2 Good Standing and Other Certificates. The Stockholders shall have delivered to the Purchaser (a) copies of the charters of Eagle and the Company, certified by the Secretary of the Commonwealth of Pennsylvania, (b) certificates from the Secretary of the Commonwealth of Pennsylvania to the effect that each of Eagle and the Company are in good standing or subsisting in such jurisdiction, (c) a certificate from the Secretary of State or other appropriate official in each state in which Eagle or the Company is qualified to do business to the effect that such company is in good standing in such state, (d) certificates as to the tax status of each of Eagle and the Company from the appropriate official in the Commonwealth of Pennsylvania and (e) copies of the By-Laws of Eagle and the Company, certified by their respective Secretaries as being true and correct and in effect on the Closing Date.

         6.3 No Material Adverse Change. Prior to the Closing Date, there shall be no (a) material adverse change in the assets or liabilities, the business or financial condition, the results of operations, except for seasonal fluctuations in the ordinary course of business of the Company, whether as a result of any legislative or regulatory change, revocation of any license or right to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise, (b) no material loss or damage to Company property, whether or not covered by insurance, and (c) the Stockholders shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

         6.4 Truth of Representations and Warranties. The representations and warranties of the Stockholders contained in this Agreement or in any Exhibit or Schedule hereto shall be true, complete and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Stockholders shall have delivered to the Purchaser a certificate, dated the Closing Date, to such effect.

         6.5  Performance  of   Agreements.   All  of  the  agreements  of  the
Stockholders to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed.

         6.6 No Litigation Threatened. No action or proceedings shall have been instituted or, to the best knowledge of each of the Stockholders, threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby.

         6.7 Employment Agreement. The Company shall have entered into an employment agreement with the Operating Stockholder substantially in the form of
Exhibit 6 hereto (the "Employment Agreement").

         6.8 Approvals. All governmental and other consents and approvals including, without limitation, those from landlords, and lenders and counterparties to Contracts, if any, necessary to permit the consummation of the transactions contemplated by this Agreement (including, without limitation, consents required in connection with licenses, permits and recycling permits due to a change in control of the company) shall have been received. Without limiting the generality of the foregoing, the Purchaser and the Company shall have filed Premerger Notification and Report Forms with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice (collectively, the "HSR Act Filings") and the waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act shall have expired or have been waived by such Commission and Division and no objection to this Agreement or any of the transactions contemplated hereby shall have been made by such Commission or Division (or, if made, shall have been withdrawn in writing).

         6.9 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser and its counsel, and the Purchaser shall have received copies of all such documents and other evidences as it or its counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         6.10 Deliveries.

         (a) Documents. At or prior to the Closing, the Company shall have delivered the following items to the Purchaser:

                  (i) the certificates and other items contemplated by Sections 6.1, 6.2, 6.3, 6.4, 6.7, 6.8 and 6.9 and hereof, which shall be in form and substance reasonably satisfactory to the Purchaser and its counsel;

                  (ii) resignations of each of the officers and directors of the Company who are Stockholders, and the release of any and all obligations of Eagle and the Company to such Persons under any and all employment contracts, consulting agreements or bonus arrangements (other than the Employment Agreement);

                  (iii) the minute books, stock transfer books and similar corporate records of Eagle and the Company; and

                  (iv) such other documents or certificates as may be reasonably requested by the Purchaser or its counsel.

         (b) Stock Certificates. At the Closing, the Stockholders shall deliver to the Purchaser, the Stock Certificates duly endorsed for transfer or accompanied by such stock powers or other documents or instruments of conveyance or assignment, duly executed by each of the Stockholders, as are sufficient or reasonably requested by the Purchaser to vest in the Purchaser good, valid and indefeasible title in and to all of the Stock.

         6.11 Further Assistance. Subject to the terms and conditions of this Agreement, after the Closing the parties will each use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the sale of the Stock without material additional costs being incurred by the Stockholders.

                            ARTICLE 7
            CONDITIONS TO THE STOCKHOLDERS' OBLIGATIONS

         The sale of the Stock by the Stockholders on the Closing Date is conditioned upon satisfaction by the Purchaser, on or prior to such date, of the following conditions:

         7.1 Opinion of the Purchaser's Counsel. The Purchaser shall have furnished the Stockholders with an opinion, dated the Closing Date, of Morgan, Lewis & Bockius LLP in form and substance reasonably satisfactory to the Stockholders and their counsel, to the effect set forth in Exhibit 7 hereto.

         7.2 Truth of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and the Purchaser shall have delivered to the Stockholders a certificate, dated the Closing Date, to such effect.

         7.3 Governmental Approvals. All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received. Without limiting the generality of the foregoing, the Purchaser and the Company shall have filed Premerger Notification and Report Forms with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice (collectively, the "HSR Act Filings") which filings are true and complete in all respects and the waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act shall have expired or have been waived by such Commission and Division and no objection to this Agreement or any of the transactions contemplated hereby shall have been made by such Commission or Division (or, if made, shall have been withdrawn in writing).

         7.4 Performance of Agreements. All of the agreements of the Purchaser to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed.

         7.5 Guaranty. The Guarantor shall have delivered to the Stockholders a Guaranty in the form of Exhibit 1.

         7.6 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Stockholders and Stockholders' Counsel, and the Stockholders shall have received copies of all such documents and other evidences as they or Stockholders' Counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         7.7  Deliveries.

         (a) Documents. At or prior to the Closing, the Purchaser shall have delivered to the Stockholders the certificates and other items contemplated by Sections 7.1, 7.2, 7.3, 7.5 and 7.6 hereof, which shall be in form and substance reasonably satisfactory to the Stockholders and the Stockholders' Counsel; and

         (b) Purchase Price. The Purchaser shall have delivered the Purchase Price to the Stockholders and the Escrow Agent in accordance with
Section 1.3 hereof.

                               ARTICLE 8
                      COVENANTS OF THE STOCKHOLDERS

         8.1 Non-Competition; Non-Interference. In consideration of the payment by the Purchaser of $250,000 to each of Khodara, Bestin and Benjamin as part of the Purchase Price, each Stockholder agrees that from the date of this Agreement until the earlier of December 31, 2000 or, in the case of the Operating

Stockholder, such date as is provided in the Employment Agreement, such Stockholder will not:

         (a) within any jurisdiction or marketing area in which the Company is currently doing business, directly or indirectly own, manage, operate, control, be employed by or participate in the ownership, management, operation or control of, or be connected in any manner with, any business competitive with the Business. For these purposes, ownership of securities of not in excess of 5% of any class of securities of a public company shall not be considered to be competition with the Business; or

         (b) solicit for himself or itself, or any Person other than the Company, the business of any company which, to the best knowledge of such Stockholder, is currently a customer or client of the Company which is competitive with the Business; or

         (c) disclose or use any confidential or secret information relating to the Company or its clients and customers.

         No Stockholder other than the Stockholder(s) alleged to have violated this Section 8.1 shall have any liability under this Section 8.1.

         The parties hereto expressly agree and recognize that the amounts paid to each Stockholder pursuant to this Section 8.1 are not in addition to the Purchase Price but are included therein.

         It is the desire and intent of the parties to this Agreement that the provisions of this Section 8.1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of this
Section 8.1 shall be adjudicated to be invalid or unenforceable, this Section shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of such Section in the particular jurisdiction in which such adjudication is made.

         The parties recognize that the performance of the obligations under this Section 8.1 by each of the Stockholders is special, unique and extraordinary in character, and that in the event of the breach by any such Stockholder of the terms and conditions of this Section 8.1 to be performed, the Company shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to obtain damages for any breach of this Section 8.1, or to enforce the specific performance thereof by such Stockholder or to enjoin such Stockholder from performing services for any such other person, firm or corporation.

         8.2 Termination of Stockholders' Agreements. Each of the Stockholders hereby agrees that, effective as of the Closing of the transactions contemplated hereby, each of the Stockholders' Agreements to which he or it is a party with the Company and other Stockholders, if applicable, as described in Schedule 2.10, shall be terminated and of no further force or effect. To the extent applicable, each of the Stockholders waives any rights of refusal or other rights he may have under any such Stockholders' Agreements with respect to the transactions contemplated hereby.


                                 ARTICLE 9

                         COVENANTS OF THE PURCHASER
         9.1 Indemnification.   The  Purchaser   agrees  that  all  rights  to
indemnification now existing in favor of the officers, directors, employees and agents of Eagle and the Company provided in their charters or by-law or otherwise in effect on the date of this Agreement with respect to actions or omissions prior to the Closing shall survive the Closing and shall continue in full force and effect for a period of three (3) years from the Closing. The Purchaser shall comply with, or cause Eagle and the Company to comply with, all such indemnification rights.

         9.2 Employee Benefits. The Purchaser shall provide employee benefits to the employees of the Company substantially no less beneficial than the benefits available to the employees at the Closing for a period of at least one (1) year after the Closing.

         9.3 Offer of Employment. The Purchaser shall offer employment to the employees of the Business who were employed by the Company as of the Closing ("Employees"), so that no liability will arise under the WARN Act or any similar federal, state or local law as a result of the transactions contemplated hereby. The Purchaser's employment of any such Employee who accepts such offer will commence at the close of business on the Closing Date.

         9.4 Conduct of Business Post Closing. (a) Between the Closing Date and the final determination and payment of all sums due under
Section 1.5(b), the Company and Eagle will:

                  (i) carry on their respective businesses in substantially the same manner as it has heretofore and not introduce any material new method of management, operation or accounting that would adversely impact the Company's ability to achieve the Purchase Price Revenue Amount; and

                  (ii) maintain compliance with all permits, laws, rules and regulations, consent orders, and all other orders of applicable courts, regulatory agencies and similar governmental authorities in all material respects.

         (b) During the period from the Closing Date to the determinations and payments contemplated in Section 1.4, the Purchaser shall confer on a regular and frequent basis with Benjamin to report material operational matters and to report the general status of ongoing operations. It is expressly understood and agreed that a breach of this paragraph shall not be the basis of a claim for indemnification, but this sentence shall not preclude the Stockholders from pursuing a claim for indemnification under any other Section hereof.

         9.5 Insurance.  Until the expiration of the indemnification provided in
Section 10.2, the Purchaser shall maintain full force and effect, at its sole cost and expense, all insurance in effect at the Closing by or for the benefit of the Company or its directors and officers.

                                ARTICLE 10
              SURVIVAL OF REPRESENTATIONS; INDEMNITY; SET-OFF

         10.1 Survival of Representations. Except as otherwise provided herein, the respective representations and warranties of the Stockholders and the Purchaser contained in this Agreement or in any Schedule attached hereto shall survive the purchase and sale of the Stock contemplated hereby.

         10.2 Indemnification by the Stockholders. The Stockholders agree, severally and not jointly, in proportion to their respective Ownership Percentages, subject to the provisions of Sections 10.5, 10.6 and 10.7, to indemnify and hold the Purchaser and its officers, directors and agents harmless from and against any and all compensatory damages, losses or expenses (including, without limitation, reasonable counsel fees and expenses) required to be paid by the Purchaser, Eagle or the Company to third parties ("Damages") based on, arising out of, resulting from, or relating to:

                  (i) any and all compensatory damages, losses, settlement payments, deficiencies, liabilities and reasonable costs and expenses suffered, sustained, incurred or required to be paid by the Purchaser because of or that result from, relate to or arise out of the untruth, inaccuracy or breach of any representation or warranty made by him or it in this Agreement; provided, however, that the representations and warranties of Benjamin are made solely as to the Company and not Eagle;

                  (ii) any  and  all  actions,   suits,  claims,   proceedings,
         investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including without limitation reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 10.2;

                  (iii) the failure to fulfill any agreement or covenant of any Stockholder contained in this Agreement;

                  (iv) any claim by any former stockholder of the Company or Eagle involving the transactions contemplated hereby or any prior transaction involving any shares of capital stock of the Company, Eagle or any predecessor corporation; or

                  (v) any liability or obligation relating to or arising out of the business, operations or assets of the Company or Eagle prior to the Closing Date or the actions or omissions of the Company's or Eagle's directors, officers, shareholders, employees or agents prior to the Closing Date, including without limitation any liability or obligation relating to, and any claim which arises out of or is based upon, (1) negligence, (2) strict liability, (3) any Environmental Law (as defined in herein), or (4) other statute, rule or regulation.

         10.3 Indemnification  by  the  Purchaser.   The  Purchaser  agrees  to
indemnify and hold the Stockholders harmless from and against any and all Damages based on, arising out of, resulting from, or relating to:

         (a) any breach or violation of, or failure to properly perform, any covenant, agreement or obligation, or any breach of any of the representations or warranties, made by the Purchaser in this Agreement, unless such breach or violation is waived in writing by both of the Stockholders; and

         (b) any action, claim or litigation initiated by or on behalf of any third party against the Company and/or either or both of the Stockholders.

         The Purchaser shall not be responsible, by way of indemnification or otherwise, for claims, actions, suits, proceedings or other disputes occurring solely between the Stockholders.

         10.4 Threshold; Limitations. Anything contained in this Agreement to the contrary notwithstanding, (a) the Stockholders, or, in the case of an alleged breach or violation of Article 3, the Operating Stockholder, shall not be liable for any amounts for which the Purchaser is otherwise entitled to indemnification hereof until the aggregate amount for which the Purchaser is entitled to indemnification under all such claims for indemnification under this Agreement in the aggregate exceed Fifty Thousand Dollars ($50,000.00) (the "Threshold"), at which time the Stockholders, or the Operating Stockholders, as the case may be, shall be liable for such amounts, if any, in excess of the Threshold; and (b) except for claims for fraud, each Stockholder shall not be required to make indemnification payments pursuant to this Article 10 to the extent indemnification thereunder and hereunder would exceed his or its Ownership Percentage of thirty-five percent (35%) of the Purchase Price Revenue Amount. In determining the foregoing Threshold and in otherwise determining the amount to which Purchaser is entitled to assert a claim for indemnification in connection with an alleged breach of the Stockholders' representations, warranties and covenants under this Agreement, (i) Purchaser's Damages shall be determined separately for violations of Articles 2 and 3 hereof, (ii) Purchaser's Damages shall be net of all reserves established in the relevant Financial Statements in connection with the type of item or contingency giving rise to such Damages (with the express understanding that (A) the reserve for taxes shall be deemed applicable to all taxes (including penalties and interest) and (B) the reserve for taxes shall be deemed increased by the amounts, if any, of any refunds and credits for federal income taxes actually received by Eagle or the Company reflecting refunds or credits for federal income taxes paid by the Company for fiscal years prior to the Closing), (iii) Damages shall be determined net of any tax benefits available to Eagle or the Company in the year in which such Damage was incurred, which tax benefits are related to such Damage, (iv) Damages shall be determined net of any insurance proceeds actually received by Eagle or the Company under insurance coverage paid for on or prior to the Closing Date in the ordinary course of business and (v) no item of Damage shall be included in such determination if the gross amount thereof is less than Two Thousand Five Hundred Dollars ($2,500).

         10.5 Time Limits; Notice and Payment of Claims.

         (a) The obligations of  indemnification  set forth in Sections 10.2 and
10.3 hereof shall be subject to the limitation that all claims asserted pursuant to such obligations be asserted in writing on or prior December 31, 2000, except with regard to tax claims which shall be asserted in writing within the applicable statute of limitations period.

         (b) The party seeking indemnification (the "Indemnified Party") shall notify the party from whom indemnification is sought (the "Indemnifying Party") within 45 days after becoming aware of, and shall provide to the Indemnifying Party as soon as practicable thereafter all information and documentation necessary to support and verify, any damages that the Indemnified Party shall have determined have given or could give rise to a claim for indemnification hereunder, and the Indemnifying Party shall be given access to all books and records in the possession or under the control of the Indemnified Party which the Indemnifying Party reasonably determines to be related to such claim.

         (c) Any actions for indemnification under this Article 10 shall be paid by the Indemnifying Party on demand in immediately available funds in U.S. dollars after such action and the liability for damages thereunder shall have been finally determined. An action and the liability for damages thereunder shall be deemed to be "finally determined" for purposes of this Article 10 when the parties to such action shall have so determined by mutual agreement or, if disputed, when a non-appealable order of a court having competent jurisdiction shall have been entered.

         10.6 Matters Involving Third Parties.

         (a) If any third party shall commence an action against any Indemnified Party with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any Indemnifying Party under this Article 10, the Indemnified Party shall notify the Indemnifying Party thereof in writing within ten (10) business days after receipt of notice of the commencement of such action; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent that) the Indemnifying Party is thereby prejudiced.

         (b) The Indemnifying Party shall have the right to defend the Indemnified Party against the Third Party Claim with counsel of the Indemnifying Party's choice reasonably satisfactory to the Indemnified Party so long as (i) the Indemnifying Party notifies the Indemnified Party in writing within 10 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party shall indemnify the Indemnified Party from and against the entirety of any damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, subject to the limitations provided in Section 10.4, (ii) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party, in the Indemnified Party's reasonable judgment, that the Indemnifying Party (as a group if more than one) will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief which, if granted, is reasonably likely to have a material adverse effect on the Company, and (iv) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Party.

         (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 10.5(b) above, (i) the Indemnified Party may retain separate co-counsel at the Indemnified Party's sole cost and expense and participate in the defense of the Third Party Claim, (ii) the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, and (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that, in the event such consent is withheld, the Indemnifying Party shall not be liable for any amount of any eventual judgment or settlement in excess of the amount for which the matter could have been settled if consent was granted.

         (d) In the event that any of the conditions set forth in Section 10.5(b) above is or becomes unsatisfied, however, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner the Indemnified Party may deem appropriate, in the Indemnified Party's sole discretion (and the Indemnified Party shall consult in good faith with, but need not obtain any consent from, any Indemnifying Party in connection therewith), (ii) the
Indemnifying Party shall reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including, without limitation, all attorney's fees and expenses), (iii) the Indemnifying Party shall remain fully liable for any damages the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article 10, and (iv) the Indemnifying Party shall cooperate fully with the Indemnified Party in the Indemnified Party's defense of the Third Party Claim.

         10.7 Remedies Exclusive. Except as otherwise provided in the last paragraph of Section 8.1 as to a breach of Article 8, the remedies provided in this Article 10 shall be the exclusive remedies of the parties hereto from and after the Closing in connection with any breach of a representation or warranty, or non-performance, partial or total, of any covenant or agreement contained herein. The provisions of this Article 10 shall apply to claims for indemnification asserted as between the parties hereto as well as to third-party claims.

                            ARTICLE 11
                           TAX MATTERS

         11.1 Taxes

         (a) The Stockholders shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and Eagle for all Tax periods ending on or prior to the Closing date which are filed after the Closing Date and shall pay, or reimburse the Purchaser for all such taxes in excess of the amounts accrued as at the Closing Date (including any reserve for deferred Taxes established to reflect timing differences between book and Tax incomes) shown on the face of the Closing Balance Sheet. The Stockholders shall permit the Purchaser to review and comment on such Tax Returns prior to filing and shall make such revisions to such Tax Returns as are reasonably requested by the Purchaser.

         (b) The Purchaser shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company and Eagle for all Tax periods beginning after the Closing Date. Any credits relating to a Taxable period that begins before and ends after the Closing Date shall be taken into account as though the relevant Taxable period ended on the Closing Date. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with the prior practice of the Company and Eagle.

         (c) Any Tax refunds that are received by the Purchaser or the Company or Eagle, and any amounts credited against Tax to which the Purchaser or the Company or Eagle become entitled, that relate to Tax periods or portions of Tax periods ending on or before the Closing Date shall be for the account of the Stockholders, and the Purchaser shall pay over to the Stockholders any such refund or credit within fifteen days after receipt or entitlement thereto. In addition, to the extent that a claim or refund or a proceeding results in a payment of or credit against Tax by a taxing authority to the Purchaser or the Company or Eagle, of any amount accrued on the Closing Balance Sheet, the Purchaser shall pay such amount to the Stockholders within fifteen days after receipt or entitlement thereto.

         (d) The Purchaser and the Stockholders shall cooperate fully, to the extent reasonably requested by the other party, in connection with the filing of any Tax Returns pursuant to this Section and any audit, litigation, or other proceeding with respect to Taxes. Such cooperation shall include the retention of records and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation, or other proceeding and making employees available on a mutually convenient basis to provide additional information and expansion of any material provided hereunder.

         (e) The Purchaser and the Stockholders further agree, upon request, to use reasonable efforts to obtain any certificate or other document from any governmental authority or any person as the case may be necessary to mitigate, reduce, or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby.)

         (f) The Purchaser and the Stockholders further agree, upon request, to provide the other party with all the information that either party may be required to report pursuant to section 6043 of the Code.

         (g) All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement, shall be paid by the Purchaser when due, and the Purchaser will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, and if required by applicable law.

         (h) Upon receipt of notification from a governmental entity of any audit, proceeding or adjustment ("Proposed Audit") with respect to taxes for which Stockholders would be liable under Section 10.2 above, the Purchaser or the Company shall promptly, but in all events within twenty (20) days after such notification, notify the Stockholders in writing. The Stockholders shall have the right but not the obligation to participate in any such Proposed Audit at their expense. If any such Proposed Audit results in a proposed adjustment pertaining to taxes which might result in an additional amount of taxes due for which the Stockholders may be liable (an "Adjustment"), the Purchaser or the Company shall notify the Stockholders in writing within twenty (20) days of receipt of notice of such Adjustment. The Stockholders shall notify the Purchaser within twenty (20) days of receiving notice from the Purchaser or the Company of any Proposed Audit of the Stockholders' intention to undertake the defense and handling of such Proposed Audit at their expense. If the
Stockholders do not timely notify the Purchaser or the Company of their intention to contest such Proposed Audit, their right is thereafter forfeited. Neither the Purchaser nor the Company shall then be required to contest such Proposed Audit or defend against any proceeding to collect any deficiency in Taxes. If the Stockholders does not timely elect to contest any Proposed Audit, such Adjustment resulting therefrom shall be considered a final determination unless otherwise contested by the Purchaser or the Company at their own expense. If timely notice is received by the Purchaser or the Company of the Stockholders' intention to contest such Proposed Audit, the Purchaser and the Company will not concede the correctness of any part of such Proposed Audit and will not enter into any closing or compromise agreement with respect to any of the issues which form the basis for such Proposed Audit, absent the written consent of the Stockholders, which consent shall not be unreasonably withheld or delayed. The Stockholders, with the cooperation of the Company to the extent necessary to contest effectively such Proposed Audits, shall contest such Proposed Audits through the appropriate administrative channels and in a court of initial jurisdiction, and, if necessary, in a court of appellate jurisdiction. The Stockholders shall advise the Purchaser or the Company of all meetings with representatives of any audit authority, grant the Purchaser or the Company or its designated representatives the right to attend thereat, and shall deliver to the Purchaser copies of all correspondence pertaining to any Proposed Audit. The Purchaser and the Company agree to authorize representatives of the Stockholders, reasonably acceptable to the Purchaser to represent the Company in connection with such Proposed Audit. Nothing contained herein shall require the

Purchaser or the Company to contest or refrain from settling a claim which it otherwise would be required to contest or not settle pursuant hereto if the Purchaser shall waive the payment by the Stockholders or any amount that might be payable by the Stockholders hereunder by way of indemnity with respect to such claim. In connection with a Proposed Audit, the Stockholders may in good faith pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authorities in respect of such audit and it may either pay the tax claimed and sue for a refund (where applicable law permits such refund suits) or contest the audit in any permissible manner. If any Proposed Audit results in a final determination that additional taxes (including any related interest or penalties) are due for which the Stockholders are liable under Section 10.2, the Stockholders shall pay such amount within thirty (30) days of receiving written notice from the Purchaser or the governmental entity of such final determination.

                             ARTICLE 12
                   TRANSACTIONS SUBSEQUENT HERETO

         12.1 Preservation of Books and Records. At all reasonable times after the Closing, the Purchaser shall make available without cost, for inspection and/or copying by the Stockholders the books and records of Eagle and the Company for periods prior to the Closing if required by the Stockholders for any purpose related to this Agreement or the transactions or obigations contemplated hereby. In the case of all books and records relating to Taxes for any period prior to the Closing, the Purchaser shall maintain such books and records until the expiration of the statute of limitations of the taxable periods to which such books and records relate, including extensions. All other books and records of Eagle and the Company shall be retained for such period, not exceeding six
(6) years, during which the Stockholders have liabilities under Article 10.

         12.2 Cooperation in Litigation. Each party shall provide the other with cooperation as may reasonably be requested, at the expense of the requesting party (unless the requesting party is to be indemnified with respect thereto, in which case such cooperation shall be given at the expense of the indemnifying party), in connection with the defense of any claims whether existing on the Closing Date or arising thereafter out of, or relating to, an occurrence or event happening before, on or after the Closing Date, including without limitation by making available all books and records relating thereto and all employees having knowledge of the matters in controversy.

                                ARTICLE 13
                              MISCELLANEOUS

         13.1 Knowledge of Stockholders; Materiality; Disclosure.

         (a) Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge of the Stockholders or the Operating Stockholder, as the case may be, such references shall be understood to be to actual knowledge.

         (b) Except as may be expressly stated to the contrary, a representation or warranty shall be considered to be accurate if it is accurate in all material respects. A matter shall be deemed "material" if it substantially, adversely affects the Company and Eagle, or their business or assets, taken as a whole.

         (c) Disclosure of any information in any Schedule shall be deemed to be disclosure in all relevant Schedules.

         13.2 Expenses. The parties hereto shall pay all of their own expenses, costs and taxes relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

         13.3 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State.

         13.4 Jurisdiction; Agents for Service of Process; Legal Fees.
Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York, or in the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement.

         13.5 Captions. The Article and Section captions used herein are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         13.6 Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the Purchaser and the Company to the contents and the manner of presentation and publication thereof.

         13.7 Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if delivered in person or sent by telex, telecopy or by registered or certified mail, postage prepaid, addressed as follows: if to the Purchaser or Guarantor, 10 Fawcett Street, Cambridge, MA 02138, Attention: Robert Rivkind, with a copy to its counsel, Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178, Telecopier No. (212) 309-6273, Attention: Eric Rothenberg, Esq.; and if to any Stockholder, to such Stockholder at the address indicated on Exhibit 2, with a copy to his or its counsel, Faust Rabbach & Oppenheim, LLP, 488 Madison Avenue, New York, New York 10022, Telecopier No. (212) 371-8410, Attention: David I. Faust, Esq., or such other address or number as shall be furnished in writing by any such party, and such notice or communication shall be deemed to have been given as of the date so delivered, sent by telecopier, telex or mailed.

         13.8 Assignment; Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law; provided, however, that the rights and obligations of the Purchaser hereunder may be transferred, pledged or assigned to another subsidiary or affiliate of the Guarantor so long as the Guarantor reaffirms its Guarantee in form and substance satisfactory to the Stockholders. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators and permitted successors and assigns.

         13.9 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         13.10 Entire Agreement. This Agreement, including the other documents referred to herein which form a part hereof, contains the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter. Any disclosure in any
Schedule is deemed to be made for the purposes of all the Schedules.

         13.11 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by the Purchaser and both of the Stockholders. Any provision of this Agreement can be waived, amended, supplemented or modified by agreement of the Purchaser and both of the Stockholders.

         13.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         13.13 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereto.

         13.14 Termination of Agreement. All parties hereto agree to use their best efforts to fulfill the requirements of Articles 6 and 7 as soon as practicable. If, subject to the provisions of Section 5.4(b) of this Agreement, any precondition to the completion of the transactions contemplated hereby is not fulfilled on or prior to June 8, 1998, this Agreement shall be null and void and have no further effect; provided, however, that such termination shall not affect any rights of any party to proceed against any other party for wrongful failure to complete such transactions.

         13.15 Context of Words. Unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein: words used in this Agreement shall be used interchangeably in singular or plural form; the words "this Agreement" shall mean "this Agreement and any and all schedules, exhibits or riders annexed hereto and any and all amendments, modifications and supplements hereof"; any pronouns used herein shall include the corresponding masculine, feminine or neuter forms; the words "include", "including", and "such as" shall each be construed as if followed by the phrase "without being limited to"; and the words "herein", "hereof", "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular paragraph or section of this Agreement.

                    [REST OF PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above written.

                        PURCHASER:

                        WSI Pennsylvania Holdings, Inc.


                        By:______________________________

                        GUARANTOR:

                        Waste Systems International, Inc.



                        By:______________________________

                        STOCKHOLDERS:


                        Bestin H.S.A.



                        By:___________________________


                        -------------------------------
                        Jacques Khodara


                        -------------------------------
                        Harry K. Benjamin